EXHIBIT 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES 1Q2019 RESULTS

— — —

INCOME BEFORE TAXES OF $339 MILLION ON $558 MILLION IN NET REVENUES,  EARNINGS PER SHARE ON NET INCOME OF $0.64 AND EARNINGS PER SHARE ON COMPREHENSIVE INCOME OF $0.64.
DECLARES QUARTERLY DIVIDEND OF $0.10 PER SHARE.

GREENWICH, CONN, April 16, 2019 — Interactive Brokers Group, Inc. (IEX: IBKR), an automated global electronic broker, reported diluted earnings per share on net income of $0.64 for the quarter ended March 31, 2019 compared to $0.63 for the same period in 2018, and diluted earnings per share on comprehensive income of $0.64 for the quarter, compared to $0.65 for the same period in 2018.

Net revenues were $558 million and income before income taxes was $339 million this quarter, compared to net revenues of $527 million and income before income taxes of $340 million for the same period in 2018. The results for the quarter were positively impacted by strong growth in net interest income, which increased $29 million, or 13%, from the year-ago quarter; which was counterbalanced by lower commissions revenue, which decreased $47 million, or 21%, and a $57 million reversal on our currency diversification strategy, which swung from a $38 million gain in the year-ago quarter to a $19 million loss this quarter. The results for the quarter also included two unusual items: a $103 million mark-to-market gain on our investment in Tiger Brokers, following its initial public offering on March 20, 2019, and $42 million of bad debt expense.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share. This dividend is payable on June 14, 2019 to shareholders of record as of May 31, 2019.

Business Highlights

•	61% pretax profit margin for this quarter, down from 65% in the year-ago quarter.
•	55% Electronic Brokerage pretax profit margin for this quarter, down from 63% in the year-ago quarter.
•	Customer equity grew 14% from the year-ago quarter to $147.6 billion and customer debits decreased 13% to $25.5 billion.
•	Customer accounts increased 21% from the year-ago quarter to 623 thousand.
•	Total DARTs[1] decreased 10% from the year-ago quarter to 848 thousand.
•	Brokerage segment equity was $6.2 billion. Total equity was $7.4 billion.

1 Daily average revenue trades (DARTs) are based on customer orders.

Segment Overview

Electronic Brokerage
Electronic brokerage segment income before income taxes decreased 14% to $250 million in the quarter ended March 31, 2019, compared to the same period last year. Net revenues decreased 2% to $456 million on lower commissions revenue, largely counterbalanced by higher net interest and other income.

Commissions revenue decreased 21% from the year-ago quarter on lower customer trading volume across most product types. Net interest income increased 13% as average customer credit balances and benchmark interest rates increased from the year-ago quarter. Other income increased 29% on higher net mark-to-market gains on our U.S. government securities portfolio and other investments. Pretax profit margin was 55% for the quarter ended March 31, 2019, down from 63% in the same period last year.

Customer accounts grew 21% to 623 thousand and customer equity increased 14% from the year-ago quarter to $147.6 billion. Total DARTs for cleared and execution-only customers decreased 10% to 848 thousand from the year-ago quarter. Cleared DARTs were 757 thousand, 14% lower than in the same period last year.

As previously disclosed, over an extended period in 2018, a small number of our brokerage customers had taken relatively large positions in a security listed on a major U.S. exchange. We extended margin loans against the security at a conservatively high collateral requirement. In December 2018, within a very short timeframe, this security lost a substantial amount of its value. The customer accounts were well margined and at December 31, 2018 they had incurred losses but had not fallen into any deficits. During the current quarter, subsequent price declines in the stock caused these accounts to fall into deficits, despite our efforts to liquidate the customers’ positions. For the quarter ended March 31, 2019, we have recognized an aggregate loss of approximately $42 million. The ultimate effect of this incident on our results will depend upon market conditions and the outcome of the our debt collection efforts.

Market Making
Market making segment income before income taxes decreased 33% to $6 million in the quarter ended March 31, 2019, as compared to the year-ago quarter, primarily due to lower net revenues from the remaining operations.

Corporate
In June 2018 we consummated a strategic investment in Up Fintech Holding Limited (“Tiger Brokers”) by purchasing preferred shares that represented a 7.4% beneficial ownership interest. On March 20, 2019, Tiger Brokers’ priced its initial public offering (“IPO”) of American Depositary Shares listed on NASDAQ Global Select market and, concurrently with the IPO, we purchased unregistered ordinary shares in Tiger Brokers through a private placement offering which transactions resulted in a beneficial ownership interest of 7.6%. We are bound to a customary lockup agreement preventing any disposition of our investment in Tiger Brokers for a period of 180 days from the date of the IPO. For the quarter ended March 31, 2019, we have recognized a mark-to-market gain of approximately $103 million.

Effects of Foreign Currency Diversification
In connection with our currency diversification strategy, we have determined to base our net worth in GLOBALs, a basket of 14 major currencies in which we hold our equity. In this quarter, our currency diversification strategy decreased our comprehensive earnings by $21 million, as the U.S. dollar value of the GLOBAL decreased by approximately 0.19%. The effects of the currency diversification strategy are reported as components of (1) Other Income in the corporate segment and (2) Other Comprehensive Income (“OCI”).

Conference Call Information:
Interactive Brokers Group, Inc. will hold a conference call with investors today, April 16, 2019, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.”
The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.
About Interactive Brokers Group, Inc.:
Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities and foreign exchange around the clock on over 120 markets in numerous countries and currencies, from a single IBKR Integrated Investment Account to customers worldwide. We service individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our customers with a uniquely sophisticated platform to manage their investment portfolios at the lowest cost according to Barron's Best Online Brokers review, February 25, 2019. We strive to provide our customers with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments.

Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, 203-618-4070 or Media: Kalen Holliday, 203-913-1369.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA
TRADE VOLUMES:
(in 000's, except %)
					Brokerage
	Market		Brokerage		Non				Avg. Trades
	Making	%	Cleared	%	Cleared	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2016	64,038		259,932		16,515		340,485		1,354
2017	31,282	(51%)	265,501	2%	14,835	(10%)	311,618	(8%)	1,246
2018	18,663	(40%)	328,099	24%	21,880	47%	368,642	18%	1,478

1Q2018	4,469		89,621		4,695		98,785		1,619
1Q2019	4,342	(3%)	75,935	(15%)	6,669	42%	86,946	(12%)	1,425

4Q2018	4,825		88,806		7,251		100,882		1,627
1Q2019	4,342	(10%)	75,935	(14%)	6,669	(8%)	86,946	(14%)	1,425

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2016	572,834		143,287		155,439,227
2017	395,885	(31%)	124,123	(13%)	220,247,921	42%
2018	408,406	3%	151,762	22%	210,257,186	(5%)

1Q2018	115,438		43,449		68,380,398
1Q2019	90,242	(22%)	31,142	(28%)	51,258,862	(25%)

4Q2018	107,417		41,684		44,933,688
1Q2019	90,242	(16%)	31,142	(25%)	51,258,862	14%

MARKET MAKING
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2016	307,377		14,205		13,082,887
2017	102,025	(67%)	5,696	(60%)	7,139,622	(45%)
2018	49,554	(51%)	3,277	(42%)	11,347,811	59%

1Q2018	13,256		935		2,817,831
1Q2019	11,638	(12%)	640	(32%)	2,842,219	1%

4Q2018	12,680		828		3,091,834
1Q2019	11,638	(8%)	640	(23%)	2,842,219	(8%)

BROKERAGE TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2016	265,457		129,082		142,356,340
2017	293,860	11%	118,427	(8%)	213,108,299	50%
2018	358,852	22%	148,485	25%	198,909,375	(7%)

1Q2018	102,182		42,514		65,562,567
1Q2019	78,604	(23%)	30,502	(28%)	48,416,643	(26%)

4Q2018	94,737		40,856		41,841,854
1Q2019	78,604	(17%)	30,502	(25%)	48,416,643	16%

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

BROKERAGE CLEARED
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2016	227,413		128,021		138,523,932
2017	253,304	11%	116,858	(9%)	209,435,662	51%
2018	313,795	24%	146,806	26%	194,012,882	(7%)

1Q2018	87,705		41,742		64,494,943
1Q2019	68,237	(22%)	30,246	(28%)	47,082,741	(27%)

4Q2018	83,984		40,463		40,271,369
1Q2019	68,237	(19%)	30,246	(25%)	47,082,741	17%

[1]	Includes options on futures.

BROKERAGE STATISTICS
(in 000's, except % and where noted)
Year over Year	1Q2019	1Q2018	% Change
Total Accounts	623	517	21%
Customer Equity (in billions)[1]	$147.6	$129.2	14%

Cleared DARTs	757	876	(14%)
Total Customer DARTs	848	939	(10%)

Cleared Customers (in $'s, except DART per account)
Commission per DART	$3.68	$4.04	(9%)
DART per Avg. Account (Annualized)	311	439	(29%)
Net Revenue per Avg. Account (Annualized)	$2,961	$3,768	(21%)

Consecutive Quarters	1Q2019	4Q2018	% Change
Total Accounts	623	598	4%
Customer Equity (in billions)[1]	$147.6	$128.4	15%

Cleared DARTs	757	856	(12%)
Total Customer DARTs	848	951	(11%)

Cleared Customers (in $'s, except DART per account)
Commission per DART	$3.68	$3.79	(3%)
DART per Avg. Account (Annualized)	311	364	(15%)
Net Revenue per Avg. Account (Annualized)	$2,961	$3,225	(8%)

[1]	Excludes non-customers.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months
	Ended March 31,
	2019	2018

	(in millions)
Average interest-earning assets
Segregated cash and securities	$25,621	$20,989
Customer margin loans	25,660	29,428
Securities borrowed	3,779	3,019
Other interest-earning assets	5,049	3,943
FDIC sweeps[1]	1,839	781
	$61,948	$58,160

Average interest-bearing liabilities
Customer credit balances	$49,875	$47,865
Securities loaned	3,779	4,341
	$53,654	$52,206

Net interest income
Segregated cash and securities, net[2]	$136	$71
Customer margin loans[3]	174	139
Securities borrowed and loaned, net[4]	52	59
Customer credit balances, net3/4	(137)	(61)
Other net interest income1/2/5	30	14
Net interest income	$255	$222

Net interest margin ("NIM")	1.67%	1.55%

Annualized yields
Segregated cash and securities	2.15%	1.37%
Customer margin loans	2.75%	1.92%
Customer credit balances	1.11%	0.52%

[1]
Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
During the quarter ended September 30, 2018, we reclassified certain components of net interest income related to investments in U.S. Treasury notes and reverse repurchase agreements and as such, prior period amounts have been adjusted to conform to the current period presentation. For the quarter ended March 31, 2018, $3 million has been reclassified from net interest income on "Segregated cash and securities, net" to "Other net interest income, net".

[3]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[4]	During the quarter ended December 31, 2018, we reclassified components of net interest income related to interest paid on short sale proceeds and as such, prior period amounts have been adjusted to conform to the current period presentation. For the quarter ended March 31, 2018, ($12) million has been reclassified from net interest income on “Securities borrowed and loaned, net” to “Customer credit balances, net”.

[5]	Includes income from financial instruments which has the same characteristics as interest, but is reported in other income.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(UNAUDITED)
		Three Months
		Ended March 31,
		2019	2018
		(in millions)

Electronic Brokerage	Net revenues	$456	$465
	Non-interest expenses	206	174

	Income before income taxes	$250	$291

	Pre-tax profit margin	55%	63%

Market Making	Net revenues	$15	$21
	Non-interest expenses	9	12

	Income before income taxes	$6	$9

	Pre-tax profit margin	40%	43%

Corporate [1]	Net revenues	$87	$41
	Non-interest expenses	4	1

	Income before income taxes	$83	$40

Total	Net revenues	$558	$527
	Non-interest expenses	219	187

	Income before income taxes	$339	$340

	Pre-tax profit margin	61%	65%

[1]	Corporate includes corporate related activities as well as inter-segment eliminations and gains and losses on positions held as part of our overall currency diversification strategy.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
	Three Months
	Ended March 31,
	2019	2018
	(in millions, except share and per share data)

Revenues:
Commissions	$173	$220
Interest income	408	311
Trading gains	7	13
Other income	132	77

Total revenues	720	621

Interest expense	162	94

Total net revenues	558	527

Non-interest expenses:
Execution, clearing and distribution fees	61	73
Employee compensation and benefits	71	70
Occupancy, depreciation and amortization	14	12
Communications	6	6
General and administrative	24	23
Customer bad debt	43	3

Total non-interest expenses	219	187

Income before income taxes	339	340

Income tax expense	15	21

Net income	324	319

Net income attributable to noncontrolling interests	275	273

Net income available for common stockholders	$49	$46

Earnings per share:
Basic	$0.65	$0.64
Diluted	$0.64	$0.63

Weighted average common shares outstanding:
Basic	75,101,062	71,475,950
Diluted	75,977,511	72,512,462

Comprehensive income:
Net income available for common stockholders	$49	$46
Other comprehensive income:
Cumulative translation adjustment, before income taxes	(1)	1
Income taxes related to items of other comprehensive income	-	-
Other comprehensive income (loss), net of tax	(1)	1
Comprehensive income available for common stockholders	$48	$47

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$275	$273
Other comprehensive income - cumulative translation adjustment	(1)	7
Comprehensive income attributable to noncontrolling interests	$274	$280

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
EARNINGS PER SHARE ON COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months
	Ended March 31,
	2019	2018
	(in millions, except share and per share data)

Comprehensive income available for common stockholders, net of tax	$48	$47

Comprehensive earnings per share:
Basic	$0.65	$0.66
Diluted	$0.64	$0.65

Weighted average common shares outstanding:
Basic	75,101,062	71,475,950
Diluted	75,977,511	72,512,462

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

			March 31, 2019	December 31, 2018
			(in millions)

Assets
Cash and cash equivalents			$2,546	$2,597
Cash - segregated for regulatory purposes			8,043	7,503
Securities - segregated for regulatory purposes			18,532	15,595
Securities borrowed			4,196	3,331
Securities purchased under agreements to resell			1,580	1,242
Financial instruments owned, at fair value			1,327	2,119
Receivables from customers, net of allowance for doubtful accounts			25,868	27,017
Receivables from brokers, dealers and clearing organizations			698	706
Other assets			736	437

Total assets			$63,526	$60,547

Liabilities and equity

Liabilities
Short-term borrowings			$15	$17
Securities loaned			4,250	4,037
Financial instruments sold but not yet purchased, at fair value			255	681
Other payables:
Customers			50,742	47,993
Brokers, dealers and clearing organizations			349	298
Other payables			489	365
			51,580	48,656

Total liabilities			56,100	53,391

Equity
Stockholders' equity			1,325	1,282
Noncontrolling interests			6,101	5,874
Total equity			7,426	7,156

Total liabilities and equity			$63,526	$60,547

	March 31, 2019		December 31, 2018
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	75,101,860	18.1%	75,100,955	18.1%
Noncontrolling interests (IBG Holdings LLC)	338,691,717	81.9%	338,691,717	81.9%

Total IBG LLC membership interests	413,793,577	100.0%	413,792,672	100.0%